STOCK OPTION AGREEMENT
AMENDED AND RESTATED
PIONEER ENERGY SERVICES CORP.
2007 INCENTIVE PLAN
THIS STOCK OPTION AGREEMENT (this “Agreement”) is made by and between Pioneer Energy Services Corp. (the “Company”), and «Name» (the “Optionee”) as of <<Grant Date>>, pursuant to the Pioneer Energy Services Corp. 2007 Incentive Plan (the “Plan”), which is incorporated by reference herein in its entirety.
RECITALS
A.    The Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), upon the terms and conditions set forth in this Agreement and the Plan.
B.    Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Plan.
NOW, THEREFORE, the parties hereto agree as follows:
1.Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)
“Affiliate” means, with respect to any Person (as defined below), any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b)
“Associate” means, with reference to any Person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or any of its Affiliates) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the beneficial owner of 10% or more of any class of its equity securities, (ii) any trust or other estate in which that Person has a substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.

(c)
“Cause” means, with reference to the Optionee, (i) the commission by the Optionee of any felony or any crime or offense involving moral turpitude or dishonesty or involving money or other property of the Company; (ii) the Optionee’s participation in a fraud or act of dishonesty against the Company or any Affiliate; (iii) the Optionee’s willful breach of the policies of the Company or of any Affiliate; (iv) the Optionee’s intentional damage to the property of the Company or of any Affiliate; (v) any material breach by the Optionee of any agreement between the Optionee and the Company; (vi) any unauthorized use or disclosure by the Optionee of confidential information or trade secrets of the Company or its Affiliates; (vii) the Optionee’s refusal or willful failure to substantially perform his or her employment duties; (viii) the Optionee’s receipt of any bribe or kickback in connection with the Company’s business; or (ix) the Optionee’s willfully engaging in material misconduct that results in damage to the Company or results in adverse publicity, public contempt or public ridicule of the Optionee or the Company. The determination by the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Committee”) as to whether “Cause” exists shall be final, conclusive and binding on the Optionee.

(d)	“Change in Control” shall mean the occurrence of any of the following after the Grant Date:

i.
any Person (other than an Exempt Person) is or becomes the beneficial owner of Voting Stock (not including any securities acquired directly from the Company after the date the Plan first became effective) representing 40% or more of the combined voting power of the Voting Stock then outstanding; provided, however, that a Change of Control will not be deemed to occur under this clause (i) if a Person becomes the beneficial owner of Voting Stock representing 40% or more of the combined voting power of the Voting Stock then outstanding solely as a result of a reduction in the number of shares of Voting Stock outstanding which results from the Company’s repurchase of Voting Stock, unless and until such time as that Person or any Affiliate or Associate of that Person purchases or otherwise becomes the beneficial owner of additional shares of Voting Stock constituting 1% or more of the combined voting power of the Voting Stock then outstanding, or any other Person (or Persons) who is (or collectively are) the beneficial owner of shares of Voting Stock constituting 1% or more of the combined voting power of the Voting Stock then outstanding becomes an Affiliate or Associate of that Person, unless, in either such case, that Person, together with all its Affiliates and Associates, is not then the beneficial owner of Voting Stock representing 40% or more of the Voting Stock then outstanding; or

ii.
the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: (A) individuals who on the date the Plan first became effective constitute the Board; and (B) any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a majority vote of the Directors then still in office who either were Directors on the date the Plan first became effective or whose appointment, election or nomination for election was previously so approved or recommended; or

iii.
there is consummated a merger or consolidation of the Company or any parent or direct or indirect subsidiary of the Company with or into any other corporation, other than: (A) a merger or consolidation which results in the Voting Stock outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the Board or similar governing body of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Exempt Person) is or becomes the beneficial owner of Voting Stock (not including, for purposes of this determination, any Voting Stock acquired directly from the Company or its subsidiaries after the date the Plan first became effective other than in connection with the acquisition by the Company or one of its subsidiaries of a business) representing 40% or more of the combined voting power of the Voting Stock then outstanding; or

iv.
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition of all or substantially all of the Company’s assets, unless (A) the sale is to an entity of which at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the board of directors or similar governing body of such entity (“New Entity Securities”) are owned by shareholders of the Company in substantially the same proportions as their ownership of the Voting Stock immediately prior to such sale; (B) no Person other than the Company and any employee benefit plan or related trust of the Company or of such corporation then beneficially owns 40% or more of the New Entity Securities; and (C) at least a majority of the directors of such corporation were members of the incumbent Board at the time of the execution of the initial agreement or action providing for such disposition.

(e)
“Disability” means the absence of an Optionee from the Optionee’s duties with the Company or any of its Affiliates on a full-time basis for at least 180 consecutive days as a result of incapacity due to mental or physical illness or injury which is determined by the Committee in its sole discretion to be permanent.

(f)
“Exempt Person” means: (i) the Company; (ii) any Affiliate of the Company; (iii) any employee benefit plan of the Company or of any Affiliate and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any Affiliate of the Company; or (iv) any corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of capital stock of the Company.

(g)	“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(h)	“Voting Stock” means the Common Stock and any other securities issued by the Company which entitle the holder thereof to vote generally in the election of members of the Board.
2.    Award. The Company hereby grants to the Optionee an option (the “Option”) to purchase up to «TotalISO» shares of Common Stock at an exercise price per share of <<Price>> upon the terms and conditions set forth in this Agreement and the Plan. The Option is intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code to the extent it otherwise qualifies as such.
3.    Option Term. Unless terminated sooner, the Option shall expire if and to the extent it is not exercised within ten years from the date hereof (the “Expiration Date”).
4.    Vesting.

(a)	Vesting Through Continued Employment.

i.	If the Employee remains continuously employed by the Company or a subsidiary of the Company through
<<Vesting Terms>>

(b)
Termination of Employment or Service Due to Death or Disability. If, before the Option becomes vested, the Optionee’s Continuous Service terminates due to the Optionee’s death or is terminated by the Company due to the Optionee’s Disability, then the Option will thereupon become fully vested.

(c)
Involuntary Termination of Employment. If the Optionee participates in the Company’s Key Executive Severance Plan, as amended (the “KESP”), and, before the Option becomes vested, the Optionee’s employment with the Company terminates pursuant to an Involuntary Termination (as defined in the KESP), the Option shall vest in accordance with the terms of the KESP.

(d)	Change in Control. Unless otherwise determined by the Committee in accordance with the Plan, if a Change in Control occurs and the Optionee is then still employed by or in the service of the Company, then, unless the Option is assumed, converted into an economically equivalent option for shares of the acquiring or successor company (or parent thereof) pursuant to Treasury Regulation §1.424-1, the unvested portion of the Option outstanding immediately prior to the Change in Control will thereupon become fully vested. To the extent the Option is not assumed, converted, exercised or cashed out, it will terminate upon a Change in Control.
5.    Termination of Option in Connection with Termination of Employment or Service. Except as provided in the KESP, if the Optionee’s Continuous Service terminates for any reason other than death or Disability, then, unless sooner terminated under the terms hereof, the vested portion of the Option will terminate if and to the extent it is not exercised within 90 days after the date of the termination of the Optionee’s Continuous Service, provided, however, that, if the Optionee’s Continuous Service is terminated by the Company for Cause, then the Option (whether or not vested) will terminate upon the date of such termination of Continuous Service. If the Optionee’s Continuous Service is terminated by reason of the Optionee’s death or Disability, then, unless sooner terminated under the terms hereof, the vested portion of the Option (determined with regard to any acceleration of vesting hereunder) will terminate if and to the extent it is not exercised within one year after the date of such termination of Continuous Service. To the extent the Option is not or does not become vested at the time of the termination of the Optionee’s Continuous Service, the Option will be forfeited by the Optionee and will terminate at such time. Notwithstanding anything herein to the contrary, under no circumstances, will the Option be exercisable at any time after the Expiration Date.
6.    Exercise of Option. If the Option becomes vested, it may be exercised in whole or in part by delivering to the Chief Financial Officer of the Company (or another person designated for this purpose) (a) a written notice specifying the number of whole shares of Common Stock with respect to which the Option is being exercised, and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any tax withholding obligations attributable to the exercise. The exercise price and withholding amount shall be payable by bank or certified check or pursuant to such other methods as may be permitted by the Committee or its designee in accordance with the Plan and applicable law, including, without limitation, broker-assisted cashless exercise.
7.    Rights as a Shareholder. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made (including, for this purpose, satisfaction of the applicable tax withholding). The Optionee shall have no rights as a shareholder with respect to any shares covered by this Option unless and until the Option is exercised and the shares covered by the exercise of the Option are issued in the name of the Optionee. Except as otherwise specified, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such shares are issued.
8.    Assignment; Beneficiary. The Option and the Optionee’s rights with respect thereto may not be assigned, pledged or transferred except upon the Optionee’s death to a beneficiary designated by the Optionee (subject to the terms of this Agreement and the Plan) or if no beneficiary has been duly designated or no duly designated beneficiary shall survive the Optionee, pursuant to the

Optionee’s Will or the laws of descent and distribution. Any attempted assignment, pledge or transfer in violation of this Agreement or the Plan will be void ab initio and of no force or effect. The Optionee may designate a beneficiary by filing a written (or electronic) beneficiary designation form with the Chief Financial Officer of the Company in a manner prescribed or deemed acceptable for this purpose by the Committee or its designee. Each such beneficiary designation will automatically revoke all prior designations by the Optionee.
9.    No Right to Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate the Optionee’s employment or other service relationship at any time, nor confer upon the Optionee any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any of its subsidiaries.
10.    Withholding. The Company’s obligation to issue shares of Common Stock pursuant to the exercise of the Option shall be subject to and conditioned upon the satisfaction by the Optionee of applicable tax withholding obligations. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery of shares of Common Stock under this Agreement, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take, or cause the Optionee to take, such other action as may be necessary in the opinion of the Committee to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Option with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.
11.    Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by facsimile transmission, by electronic mail, by certified or registered mail, return receipt requested, or by courier or delivery service, to the Company at 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209, Attention: Chief Financial Officer, facsimile number (210) 828-8228, and to the Optionee at the Optionee’s address and facsimile number (if applicable) indicated beneath the Optionee’s signature on the execution page of this Agreement, or at such other address and facsimile number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given (a) when received, if by personal delivery; (b) upon confirmation of receipt, if sent by facsimile transmission or electronic mail; and (c) when delivered (or upon the date of attempted delivery where delivery is refused), if sent by certified or registered mail, return receipt requested, or courier or delivery service.
12.    Amendment and Waiver. Except as otherwise provided in the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Optionee. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions effective. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition, or of any breach of any term or condition, contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other term or condition, or a waiver of any breach of any other term or condition.
13.    Successors. All obligations of the Company under this Agreement with respect to the Option granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
14.    Governing Law and Severability. This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law provisions. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.
15.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes and all of which taken together shall constitute but one and the same instrument.
16.    Grant Subject to Terms of Plan and this Agreement. The Optionee acknowledges and agrees that the grant of the Option hereunder is made pursuant to and governed by the terms of the Plan and this Agreement. The Optionee acknowledges having received a copy of the Plan. In the case of a conflict between the terms of the Plan and this Agreement, the terms of the Plan will govern.
[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by an officer thereunto duly authorized, and the Optionee has executed this Agreement, all effective as of the date first above written.
PIONEER ENERGY SERVICES CORP.:

By:
Name: <<Company Officer>>
Title: <<Title>>

OPTIONEE:

Name: «Name»

Address:    ______________________________
    ______________________________
    ______________________________